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                                                                  Exhibit 20.3
                                                                  Page 1 of 3




               MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #24

                         DEALER NOTE MASTER TRUST
                           -------------------

                     DEALER NOTE ASSET BACKED CERTIFICATES,
                              SERIES 1995-1


     Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1995-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of July 25, 1997, the Transfer Date of July 24, 1997 and with respect to the performance of the Master Trust during the Due Period ended on June 30, 1997 and the Distribution Period ended July 24, 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.   NFC is Servicer under the Agreement.

2.   The undersigned is a Servicing Officer.

3.   Eligible Investments in the Excess Funding Account:

     a.   The aggregate amount of funds invested in Eligible
                 Investments . . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment: . . . .  Not Applicable

     c.   The rate of interest applicable to each such
             Eligible Investment . . . . . . . . . . . . .  Not Applicable

     d.   The rating of each such Eligible Investment . . . Not Applicable

4.   The total amount to be distributed on the Series 1995-1
     Certificate on the Distribution Date:

     a.   The total aggregate amount . . . . . . . . . . . . $1,000,521.67

     b.   Stated on the basis of $1,000 original principal
          amount . . . . . . . . . . . . . . . . . . . . . . . .  $5.00261


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                                                                  Exhibit 20.3
                                                                  Page 2 of 3



5.   The total amount, if any, to be distributed on the
     Series 1995-1 Certificate on the Distribution Date
     allocable to the Invested Amount. . . . . . . . . . . . . . . . $0.00

6.   The total amount, if any, to be distributed on the
     Series 1995-1 Certificates on the Distribution Date
     allocable to interest on the Series 1995-1
     Certificates . . . . . . . . . . . . . . . . . . . . . .$1,000,521.67

7. The Invested Amount as of the Distribution Date . . . $200,000,000.00 (after giving effect to all distributions that will occur on the Distribution Date)

8.   Eligible Investments in the Series Principal Account:

     a.   The aggregate amount of funds invested in Eligible
          Investments . . . . . . . . . . . . . . . . . . . . . . .  $0.00

     b.   Description of each Eligible Investment: . . . .  Not Applicable

     c.   The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . Not Applicable

     d.   The rating of each such Eligible Investment . . . Not Applicable

9.   Eligible Investments in the Negative Carry Reserve Fund:

     a.   The aggregate amount of funds invested in
          Eligible Investments . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment: . . . .  Not Applicable

     c.   The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . Not Applicable

     d.   The rating of each such Eligible Investment . . . Not Applicable

10.   Eligible Investments in the Liquidity Reserve Account:

     a.   The aggregate amount of funds invested in
          Eligible Investments . . . . . . . . . . . . . . . . . . . $0.00

     b.   Description of each Eligible Investment: . . . .  Not Applicable

     c.   The rate of interest applicable to each such
          Eligible Investment . . . . . . . . . . . . . . . Not Applicable

     d.   The rating of each such Eligible Investment . . . Not Applicable

11.   The aggregate amount of Dealer Notes issued to
      finance OEM Vehicles, as of the end of the
      Due Period. . . . . . . . . . . . . . . . . . . . . .  $8,340,073.70


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                                                                  Exhibit 20.3
                                                                  Page 3 of 3



12. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust as of the end of the Due Period:

       i)  Hoglund Bus Co. Inc.
      ii)  Longhorn Int'l Eq. Inc.
     iii)  Prairie International Trucks
      iv)  City International Trucks Inc.
       v)  Freedom International Trucks, Inc.

13.  Required Monthly Interest Reserve Amount as of
     the Distribution Date: . . . . . . . . . . . . . . . . .  $300,000.00

14.  Actual Monthly Interest Reserve Amount as of
     the Distribution Date: . . . . . . . . . . . . . . . . .  $300,000.00

                                       NAVISTAR FINANCIAL CORPORATION,
                                       as Servicer



                                      By:/s/ R. W. Cain
                                             R. W. Cain
                                             Vice President and Treasurer